Exhibit 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS
NET OPERATING LOSS FOR FIRST QUARTER 2010

•	Non-performing assets of $417 million at quarter-end, but $317 million after transaction with private equity firm in April

•	Provision for loan losses of $75 million, charge-offs of $56.7 million

•	Allowance-to-loans ratio of 3.48 percent, up from 3.02 percent in previous quarter

•	Margin improves to 3.49 percent, up 41 basis points from one year ago

•	Sold consulting services business

•	Capital ratios remain strong

BLAIRSVILLE, GA –April 22, 2010 – United Community Banks, Inc. (NASDAQ: UCBI) today reported a net operating loss from continuing operations of $34.5 million, or 39 cents per diluted share, for the first quarter of 2010.

“The first quarter was difficult in terms of credit, as we had anticipated,” stated Jimmy Tallent, president and chief executive officer. “We were not able to dispose of foreclosed properties at the same pace as in previous quarters, in large part due to the harshest winter weather our markets have seen in many years. However, our sale of $100 million in illiquid non-performing assets by the end of April will prove to be beneficial. The sale, which includes approximately $72 million of non-performing loans and $28 million of foreclosed properties, shows our determination to find innovative ways to move through this credit cycle and into recovery more quickly.”

Total loans were $5.0 billion at quarter-end, down $159 million from the end of the fourth quarter and $641 million from a year earlier. As of March 31, 2010, residential construction loans were $960 million, or 19 percent of total loans, down $90 million for the quarter and down $470 million from a year ago. New lending during the quarter of $57 million, primarily commercial loans in metropolitan Atlanta, offset some of this decline. Annualized loan growth of 4 percent is consistent with that of 2009.

Taxable equivalent net interest revenue of $61.3 million for the first quarter reflected an increase of $3.9 million compared to the first quarter of 2009. The taxable equivalent net interest margin was 3.49 percent, up 41 basis points from a year ago and up 9 basis points from the fourth quarter of 2009. “Our ongoing strategies of building margin while maintaining liquidity are continuing to be effective,” Tallent said.

“We had our fifth consecutive quarter of core transaction deposit growth, with an increase of $53 million from the prior quarter or 9 percent on an annualized basis,” Tallent continued. “We believe much of this growth is related to disruption in the banking industry, and the favorable perception of United as a strong bank with strong service. We are emphasizing these positive attributes in our marketing programs.”

The first quarter 2010 provision for loan losses decreased to $75 million from $90 million in the fourth quarter of 2009. Net charge-offs also decreased, to $56.7 million, compared to $84.6 million in the fourth quarter. Non-performing assets increased to $417 million at quarter-end from $385 million at year-end. The ratio of non-performing assets to total assets at the end of the first quarter of 2010 and fourth quarter of 2009 was 5.32 percent and 4.81 percent, respectively. Including the planned sale of $100 million of non-performing assets, the pro forma quarter-end ratio of non-performing assets to total assets is 4.05 percent.

“The sale of these non-performing assets, which we announced on April 1, is a very unique and positive transaction for United and its shareholders,” stated Tallent. “It eliminates $100 million of our more illiquid non-performing assets while avoiding any additional charge-offs and credit costs associated with them. This is particularly attractive due to the lack of investor interest we have seen in larger tracts of land outside of our metro Atlanta markets. The transaction reduces non-performing assets by about 25 percent while attaining their highest current economic value and preserving our capital position. This transaction will help us move through the credit cycle and into recovery sooner.”

Operating fee revenue, all periods presented, excludes consulting services revenue because United’s consulting services subsidiary, Brintech, was sold on March 31. “Brintech has been part of United Community Banks for 10 years,” Tallent said. “At this time our focus is best placed on returning the company to profitability through our core businesses. Consulting requires scale to grow, and we found an acquirer that is a good fit and allows most of Brintech’s employees to continue in their roles.”

The results of United’s operations for all periods presented in the attached schedules have been restated to show earnings from continuing operations, which excludes Brintech’s fee revenue and operating expenses. Also, the net income or loss from the discontinued operations is reported as a separate line in the income statement.

Operating fee revenue for United was $11.7 million for the first quarter of 2010, compared to $11.8 million a year ago. Service charges and fees of $7.4 million were up $413,000, due primarily to new accounts and more ATM and debit card transactions. Mortgage loan fees were down $1.2 million, to $1.5 million, due to lower refinancing activity. Other fee revenue increased $1.0 million to $2.1 million, due primarily to the ineffectiveness of cash flow hedges on a certain portion of the company’s prime-based loans that resulted in an acceleration of $520,000 of deferred gains and higher earnings of $320,000 on bank-owned life insurance assets.

Due to higher foreclosed property costs, operating expenses increased by $3.0 million, from $51.8 million in the first quarter of 2009 to $54.8 million in the first quarter of 2010. Operating expenses for the first quarter of 2009, as noted in the financial highlights, exclude a $70 million non-cash goodwill impairment charge and $2.9 million in severance costs. Foreclosed property costs for the first quarter of 2010 were $10.8 million as compared to $4.3 million in the first quarter of 2009 and $14.4 million in the fourth quarter of 2009. Foreclosed property costs in the first quarter included $2.7 million for maintenance, property taxes and other related costs. In addition, write-downs relating to the sale of properties totaled $3.5 million and write-downs to help expedite future sales of other foreclosed properties totaled $4.6 million. Salary and benefit costs totaled $24.4 million, a decrease of $3.0 million from last year due primarily to the 10 percent reduction in workforce implemented at the end of the first quarter of 2009.

The effective tax rate for the first quarter of 2010 was 40 percent, compared to 45 percent in the fourth quarter of 2009 and 14 percent in the first quarter of 2009. The fourth quarter 2009 tax benefit included the favorable settlement of a several-year state tax audit dispute for which the company was fully reserved due to the uncertainty of the tax position. The first quarter 2009 effective rate was lower due to the goodwill impairment charge which was not a taxable event and therefore did not result in the recognition of a tax benefit. The effective tax rate for 2010 is expected to be 40 percent, slightly higher than the effective tax rate for the full year 2009.

As of March 31, 2010, United Community Banks’ regulatory capital ratios were as follows: Tier I Risk-Based Capital of 11.7 percent; Leverage of 8.1 percent; and Total Risk-Based Capital of 14.4 percent. The quarterly average Tangible Equity-to-Assets Ratio was 9.4 percent and the Tangible Common Equity-to-Assets Ratio was 7.1 percent.

“The quarter was eventful and productive, and one that I would like to think sets the tone for the balance of 2010,” concluded Tallent. “Moving $100 million of non-performing assets out of the bank doesn’t put all of our challenges behind us, but it is a significant milestone and a giant leap in the right direction. We have said for some time now that we would not rest until United returns to its accustomed profitability. That commitment continues and, while we aren’t there yet, we have made significant progress.”

Conference Call
United Community Banks will hold a conference call today, Thursday, April 22, 2010, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the password ‘67352551.’ The conference call also will be webcast and can be accessed by selecting ‘Calendar of Events’ within the Investor Relations section of the company’s website at www.ucbi.com.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $7.8 billion and operates 27 community banks with 107 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at the company’s web site at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 3 of United Community Banks, Inc.’s annual report filed on Form 10-K with the Securities and Exchange Commission.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						First
	2010	2009				Quarter
(in thousands, except per share	First	Fourth	Third	Second	First	2010-2009
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change
INCOME SUMMARY
Interest revenue	$89,849	$97,481	$101,181	$102,737	$103,562
Interest expense	28,570	33,552	38,177	41,855	46,150

Net interest revenue	61,279	63,929	63,004	60,882	57,412	7%
Provision for loan losses	75,000	90,000	95,000	60,000	65,000
Operating fee revenue (1)	11,666	14,447	13,389	11,305	11,823	(1)

Total operating revenue (1)	(2,055)	(11,624)	(18,607)	12,187	4,235	(149)
Operating expenses (2)	54,820	60,126	51,426	53,710	51,788	6

Operating loss from continuing operations before taxes	(56,875)	(71,750)	(70,033)	(41,523)	(47,553)	(20)
Operating income tax benefit	(22,417)	(31,687)	(26,252)	(18,394)	(15,421)

Net operating loss from continuing operations (1)(2)	(34,458)	(40,063)	(43,781)	(23,129)	(32,132)	(7)
Gain from acquisition, net of tax expense	—	—	—	7,062	—
Noncash goodwill impairment charges	—	—	(25,000)	—	(70,000)
Severance costs, net of tax benefit	—	—	—	—	(1,797)
(Loss) income from discontinued operations	(101)	228	63	66	156
Gain from sale of subsidiary, net of income taxes and selling costs	1,266	—	—	—	—

Net loss	(33,293)	(39,835)	(68,718)	(16,001)	(103,773)	68
Preferred dividends and discount accretion	2,572	2,567	2,562	2,559	2,554

Net loss available to common shareholders	$(35,865)	$(42,402)	$(71,280)	$(18,560)	$(106,327)

PERFORMANCE MEASURES
Per common share:
Diluted operating loss from continuing operations (1)(2)	$(.39)	$(.45)	$(.93)	$(.53)	$(.72)	46
Diluted loss from continuing operations	(.39)	(.45)	(1.43)	(.38)	(2.20)	82
Diluted loss	(.38)	(.45)	(1.43)	(.38)	(2.20)	83
Stock dividends declared (6)	—	—	1 for 130	1 for 130	1 for 130
Book value	7.95	8.36	8.85	13.87	14.70	(46)
Tangible book value (4)	5.62	6.02	6.50	8.85	9.65	(42)

Key performance ratios:
Return on equity (3)(5)	(20.10)%	(22.08)%	(45.52)%	(11.42)%	(58.28)%
Return on assets (5)	(1.70)	(1.91)	(3.32)	(.78)	(5.03)
Net interest margin (5)	3.49	3.40	3.39	3.28	3.08
Operating efficiency ratio from continuing operations (1)(2)	75.22	78.74	68.35	73.68	75.13
Equity to assets	11.90	11.94	10.27	10.71	11.56
Tangible equity to assets (4)	9.39	9.53	7.55	7.96	8.24
Tangible common equity to assets (4)	7.13	7.37	5.36	5.77	6.09
Tangible common equity to risk-weighted assets (4)	10.03	10.39	10.67	7.49	8.03

ASSET QUALITY *
Non-performing loans	$280,802	$264,092	$304,381	$287,848	$259,155
Foreclosed properties	136,275	120,770	110,610	104,754	75,383

Total non-performing assets (NPAs)	417,077	384,862	414,991	392,602	334,538
Allowance for loan losses	173,934	155,602	150,187	145,678	143,990
Net charge-offs	56,668	84,585	90,491	58,312	43,281
Allowance for loan losses to loans	3.48%	3.02%	2.80%	2.64%	2.56%
Net charge-offs to average loans (5)	4.51	6.37	6.57	4.18	3.09
NPAs to loans and foreclosed properties	8.13	7.30	7.58	6.99	5.86
NPAs to total assets	5.32	4.81	4.91	4.63	4.09

AVERAGE BALANCES
Loans	$5,172,847	$5,357,150	$5,565,498	$5,597,259	$5,675,054	(9)
Investment securities	1,517,696	1,528,805	1,615,499	1,771,482	1,712,654	(11)
Earning assets	7,084,891	7,486,790	7,400,539	7,442,178	7,530,230	(6)
Total assets	7,946,303	8,286,544	8,208,199	8,212,140	8,372,281	(5)
Deposits	6,570,016	6,835,052	6,689,948	6,544,537	6,780,531	(3)
Shareholders’ equity	945,426	989,279	843,130	879,210	967,505	(2)
Common shares — basic	94,390	94,219	49,771	48,794	48,324
Common shares — diluted	94,390	94,219	49,771	48,794	48,324

AT PERIOD END
Loans *	$4,992,045	$5,151,476	$5,362,689	$5,513,087	$5,632,705	(11)
Investment securities	1,526,589	1,530,047	1,532,514	1,816,787	1,719,033	(11)
Total assets	7,837,018	7,999,914	8,443,617	8,477,355	8,171,663	(4)
Deposits	6,487,588	6,627,834	6,821,306	6,848,760	6,616,488	(2)
Shareholders’ equity	925,895	962,321	1,006,638	855,272	888,853	4
Common shares outstanding	94,176	94,046	93,901	48,933	48,487

(1)	Excludes the gain from acquisition of $11.4 million, net of income tax expense of $4.3 million in the second quarter of 2009 and revenue generated by discontinued operations in all periods presented.

(2)	Excludes the goodwill impairment charges of $25 million and $70 million in the third and first quarters of 2009, respectively, severance costs of $2.9 million, net of income tax benefit of $1.1 million in the first quarter of 2009 and expenses relating to discontinued operations for all periods presented.

(3)	Net loss available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(4)	Excludes effect of acquisition related intangibles and associated amortization.

(5)	Annualized.

(6)	Number of new shares issued for shares currently held.

*	Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

UNITED COMMUNITY BANKS, INC.
Operating Earnings to GAAP Earnings Reconciliation
Selected Financial Information

	2010	2009
(in thousands, except per share	First	Fourth	Third	Second	First
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter

Interest revenue reconciliation
Interest revenue — taxable equivalent	$89,849	$97,481	$101,181	$102,737	$103,562
Taxable equivalent adjustment	(493)	(601)	(580)	(463)	(488)

Interest revenue (GAAP)	$89,356	$96,880	$100,601	$102,274	$103,074

Net interest revenue reconciliation
Net interest revenue — taxable equivalent	$61,279	$63,929	$63,004	$60,882	$57,412
Taxable equivalent adjustment	(493)	(601)	(580)	(463)	(488)

Net interest revenue (GAAP)	$60,786	$63,328	$62,424	$60,419	$56,924

Fee revenue reconciliation
Operating fee revenue	$11,666	$14,447	$13,389	$11,305	$11,823
Gain from acquisition	—	—	—	11,390	—

Fee revenue (GAAP)	$11,666	$14,447	$13,389	$22,695	$11,823

Total revenue reconciliation
Total operating revenue	$(2,055)	$(11,624)	$(18,607)	$12,187	$4,235
Taxable equivalent adjustment	(493)	(601)	(580)	(463)	(488)
Gain from acquisition	—	—	—	11,390	—

Total revenue (GAAP)	$(2,548)	$(12,225)	$(19,187)	$23,114	$3,747

Expense reconciliation
Operating expense	$54,820	$60,126	$51,426	$53,710	$51,788
Noncash goodwill impairment charge	—	—	25,000	—	70,000
Severance costs	—	—	—	—	2,898

Operating expense (GAAP)	$54,820	$60,126	$76,426	$53,710	$124,686

Loss from continuing operations before taxes reconciliation
Operating loss from continuing operations before taxes	$(56,875)	$(71,750)	$(70,033)	$(41,523)	$(47,553)
Taxable equivalent adjustment	(493)	(601)	(580)	(463)	(488)
Gain from acquisition	—	—	—	11,390	—
Noncash goodwill impairment charge	—	—	(25,000)	—	(70,000)
Severance costs	—	—	—	—	(2,898)

Loss from continuing operations before taxes (GAAP)	$(57,368)	$(72,351)	$(95,613)	$(30,596)	$(120,939)

Income tax benefit reconciliation
Operating income tax benefit	$(22,417)	$(31,687)	$(26,252)	$(18,394)	$(15,421)
Taxable equivalent adjustment	(493)	(601)	(580)	(463)	(488)
Gain from acquisition, tax expense	—	—	—	4,328	—
Severance costs, tax benefit	—	—	—	—	(1,101)

Income tax benefit (GAAP)	$(22,910)	$(32,288)	$(26,832)	$(14,529)	$(17,010)

Diluted loss from continuing operations per common share reconciliation
Diluted operating loss from continuing operations per common share	$(.39)	$(.45)	$(.93)	$(.53)	$(.72)
Gain from acquisition	—	—	—	.15	—
Noncash goodwill impairment charge	—	—	(.50)	—	(1.45)
Severance costs	—	—	—	—	(.03)

Diluted loss from continuing operations per common share (GAAP)	$(.39)	$(.45)	$(1.43)	$(.38)	$(2.20)

Book value per common share reconciliation
Tangible book value per common share	$5.62	$6.02	$6.50	$8.85	$9.65
Effect of goodwill and other intangibles	2.33	2.34	2.35	5.02	5.05

Book value per common share (GAAP)	$7.95	$8.36	$8.85	$13.87	$14.70

Efficiency ratio from continuing operations reconciliation
Operating efficiency ratio from continuing operations	75.22%	78.74%	68.35%	73.68%	75.13%
Gain from acquisition	—	—	—	(9.96)	—
Noncash goodwill impairment charge	—	—	33.22	—	101.55
Severance costs	—	—	—	—	4.20

Efficiency ratio from continuing operations (GAAP)	75.22%	78.74%	101.57%	63.72%	180.88%

Average equity to assets reconciliation
Tangible common equity to assets	7.13%	7.37%	5.36%	5.77%	6.09%

Effect of preferred equity	2.26	2.16	2.19	2.19	2.15

Tangible equity to assets	9.39	9.53	7.55	7.96	8.24
Effect of goodwill and other intangibles	2.51	2.41	2.72	2.75	3.32

Equity to assets (GAAP)	11.90%	11.94%	10.27%	10.71%	11.56%

Actual tangible common equity to risk-weighted assets reconciliation
Tangible common equity to risk-weighted assets	10.03%	10.39%	10.67%	7.49%	8.03%
Effect of other comprehensive income	(.85)	(.87)	(.90)	(.72)	(1.00)
Effect of deferred tax limitation	(1.75)	(1.27)	(.58)	(.22)	—
Effect of trust preferred	1.00	.97	.92	.90	.89
Effect of preferred equity	3.29	3.19	3.04	2.99	2.96

Tier I capital ratio (Regulatory)	11.72%	12.41%	13.15%	10.44%	10.88%

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2010	2009				Linked	Year over
	First	Fourth	Third	Second	First	Quarter	Year
(in millions)	Quarter(1)	Quarter(1)	Quarter(1)	Quarter(1)	Quarter	Change	Change
LOANS BY CATEGORY
Commercial (sec. by RE)	$1,765	$1,779	$1,787	$1,797	$1,779	$(14)	$(14)
Commercial construction	357	363	380	379	377	(6)	(20)
Commercial & industrial	381	390	403	399	387	(9)	(6)

Total commercial	2,503	2,532	2,570	2,575	2,543	(29)	(40)
Residential construction	960	1,050	1,185	1,315	1,430	(90)	(470)
Residential mortgage	1,390	1,427	1,461	1,470	1,504	(37)	(114)
Consumer / installment	139	142	147	153	156	(3)	(17)

Total loans	$4,992	$5,151	$5,363	$5,513	$5,633	(159)	(641)

LOANS BY MARKET
Atlanta MSA	$1,404	$1,435	$1,526	$1,605	$1,660	(31)	(256)
Gainesville MSA	372	390	402	413	422	(18)	(50)
North Georgia	1,814	1,884	1,942	1,978	2,014	(70)	(200)
Western North Carolina	756	772	786	794	808	(16)	(52)
Coastal Georgia	388	405	440	455	460	(17)	(72)
East Tennessee	258	265	267	268	269	(7)	(11)

Total loans	$4,992	$5,151	$5,363	$5,513	$5,633	(159)	(641)

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$290	$332	$380	$413	$445	(42)	(155)
Land loans	124	127	159	159	155	(3)	(31)
Lot loans	321	336	336	369	390	(15)	(69)

Total	735	795	875	941	990	(60)	(255)

House loans
Spec	153	178	218	268	317	(25)	(164)
Sold	72	77	92	106	123	(5)	(51)

Total	225	255	310	374	440	(30)	(215)

Total residential construction	$960	$1,050	$1,185	$1,315	$1,430	(90)	(470)

RESIDENTIAL CONSTRUCTION — ATLANTA MSA
Dirt loans
Acquisition & development	$66	$76	$100	$124	$148	(10)	(82)
Land loans	43	43	61	63	52	—	(9)
Lot loans	47	52	54	81	98	(5)	(51)

Total	156	171	215	268	298	(15)	(142)

House loans
Spec	58	68	91	127	164	(10)	(106)
Sold	14	16	22	29	33	(2)	(19)

Total	72	84	113	156	197	(12)	(125)

Total residential construction	$228	$255	$328	$424	$495	(27)	(267)

(1)	Excludes total loans of $79.5 million, $85.1 million, $104.0 million and $109.9 million as of March 31, 2010, December 31, 2009, September 30, 2009 and June 30, 2009, respectively, that are covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality (1)

	First Quarter 2010			Fourth Quarter 2009			Third Quarter 2009
	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NPAs BY CATEGORY
Commercial (sec. by RE)	$45,918	$21,597	$67,515	$37,040	$15,842	$52,882	$38,379	$12,566	$50,945
Commercial construction	23,556	14,285	37,841	19,976	9,761	29,737	38,505	5,543	44,048
Commercial & industrial	3,610	—	3,610	3,946	—	3,946	3,794	—	3,794

Total commercial	73,084	35,882	108,966	60,962	25,603	86,565	80,678	18,109	98,787
Residential construction	147,326	74,220	221,546	142,332	76,519	218,851	171,027	79,045	250,072
Residential mortgage	57,920	26,173	84,093	58,767	18,648	77,415	50,626	13,456	64,082
Consumer / installment	2,472	—	2,472	2,031	—	2,031	2,050	—	2,050

Total NPAs	$280,802	$136,275	$417,077	$264,092	$120,770	$384,862	$304,381	$110,610	$414,991

NPAs BY MARKET
Atlanta MSA	$81,914	$36,951	$118,865	$106,536	$41,125	$147,661	$120,599	$54,670	$175,269
Gainesville MSA	17,058	3,192	20,250	5,074	2,614	7,688	12,916	8,429	21,345
North Georgia	109,280	63,128	172,408	87,598	53,072	140,670	96,373	36,718	133,091
Western North Carolina	31,353	8,588	39,941	29,610	5,096	34,706	25,775	5,918	31,693
Coastal Georgia	33,438	21,871	55,309	26,871	17,150	44,021	38,414	3,045	41,459
East Tennessee	7,759	2,545	10,304	8,403	1,713	10,116	10,304	1,830	12,134

Total NPAs	$280,802	$136,275	$417,077	$264,092	$120,770	$384,862	$304,381	$110,610	$414,991

NPA ACTIVITY
Beginning Balance	$264,092	$120,770	$384,862	$304,381	$110,610	$414,991	$287,848	$104,754	$392,602
Loans placed on non-accrual	139,030	—	139,030	174,898	—	174,898	190,164	—	190,164
Payments received	(5,733)	—	(5,733)	(26,935)	—	(26,935)	(16,597)	—	(16,597)
Loan charge-offs	(58,897)	—	(58,897)	(88,427)	—	(88,427)	(92,359)	—	(92,359)
Foreclosures	(49,233)	49,233	—	(79,983)	79,983	—	(56,624)	56,624	—
Capitalized costs	—	320	320	—	981	981	—	579	579
Note / property sales	(8,457)	(25,951)	(34,408)	(19,842)	(61,228)	(81,070)	(8,051)	(47,240)	(55,291)
Write downs	—	(4,579)	(4,579)	—	(2,209)	(2,209)	—	(1,906)	(1,906)
Net gains (losses) on sales	—	(3,518)	(3,518)	—	(7,367)	(7,367)	—	(2,201)	(2,201)

Ending Balance	$280,802	$136,275	$417,077	$264,092	$120,770	$384,862	$304,381	$110,610	$414,991

	First Quarter 2010		Fourth Quarter 2009		Third Quarter 2009
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)
NET CHARGE-OFFS BY CATEGORY
Commercial (sec. by RE)	$1,964	.45%	$3,896	.86%	$10,568	2.33%
Commercial construction	2,206	2.48	4,717	5.03	4,369	4.55
Commercial & industrial	4,110	4.31	153	.15	1,792	1.76

Total commercial	8,280	1.33	8,766	1.36	16,729	2.57
Residential construction	43,100	17.32	67,393	23.87	67,520	21.31
Residential mortgage	4,551	1.31	7,026	1.93	5,051	1.36
Consumer / installment	737	2.12	1,400	3.83	1,191	3.13

Total	$56,668	4.51	$84,585	6.37	$90,491	6.57

NET CHARGE-OFFS BY MARKET
Atlanta MSA	$15,545	4.32%	$43,595	12.07%	$50,129	12.61%
Gainesville MSA	1,675	1.92	2,273	2.49	1,473	1.60
North Georgia	29,747	6.51	18,057	3.57	24,017	4.74
Western North Carolina	3,695	1.96	10,091	5.11	3,949	1.98
Coastal Georgia	5,649	5.74	8,109	7.72	10,051	8.78
East Tennessee	357	.55	2,460	3.67	872	1.30

Total	$56,668	4.51	$84,585	6.37	$90,491	6.57

(1)	Excludes non-performing loans and foreclosed properties covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank. (2) Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2010	2009
Interest revenue:
Loans, including fees	$72,215	$81,880
Investment securities, including tax exempt of $311 and $319	16,203	20,752
Federal funds sold, commercial paper and deposits in banks	938	442

Total interest revenue	89,356	103,074

Interest expense:
Deposits:
NOW	1,854	3,337
Money market	1,757	2,237
Savings	84	127
Time	20,198	36,053

Total deposit interest expense	23,893	41,754
Federal funds purchased, repurchase agreements and other short-term borrowings	1,038	553
Federal Home Loan Bank advances	977	1,074
Long-term debt	2,662	2,769

Total interest expense	28,570	46,150

Net interest revenue	60,786	56,924
Provision for loan losses	75,000	65,000

Net interest revenue after provision for loan losses	(14,214)	(8,076)

Fee revenue:
Service charges and fees	7,447	7,034
Mortgage loan and other related fees	1,479	2,651
Brokerage fees	567	689
Securities gains, net	61	303
Other	2,112	1,146

Total fee revenue	11,666	11,823

Total revenue	(2,548)	3,747

Operating expenses:
Salaries and employee benefits	24,360	27,313
Communications and equipment	3,273	3,646
Occupancy	3,814	3,769
Advertising and public relations	1,043	1,044
Postage, printing and supplies	1,225	1,175
Professional fees	1,943	3,281
Foreclosed preoperty	10,813	4,319
FDIC assessments and other regulatory charges	3,626	2,682
Amortization of intangibles	802	739
Other	3,921	3,820
Goodwill impairment	—	70,000
Severance costs	—	2,898

Total operating expenses	54,820	124,686

Loss from continuing operations before income taxes	(57,368)	(120,939)
Income tax benefit	(22,910)	(17,010)

Net loss from continuing operations	(34,458)	(103,929)
(Loss) income from discontinued operations, net of income taxes	(101)	156
Gain from sale of subsidiary, net of income taxes and selling costs	1,266	—

Net loss	(33,293)	(103,773)
Preferred stock dividends and discount accretion	2,572	2,554

Net loss available to common shareholders	$(35,865)	$(106,327)

Loss from continuing operations per common share — Basic / Diluted	$(.39)	$(2.20)
Loss per common share — Basic / Diluted	(.38)	(2.20)
Weighted average common shares outstanding — Basic / Diluted	94,390	48,324

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)

	Revised for Discontinued Operations
(in thousands, except per share data)	1Q10	4Q09	3Q09	2Q09	1Q09
Interest revenue:
Loans, including fees	$72,215	$78,064	$80,874	$81,691	$81,880
Investment securities, including tax exempt	16,203	17,313	18,820	20,485	20,752
Federal funds sold, commercial paper and deposits in banks	938	1,503	907	98	442

Total interest revenue	89,356	96,880	100,601	102,274	103,074

Interest expense:
Deposits:
NOW	1,854	2,315	2,528	2,843	3,337
Money market	1,757	2,328	2,711	2,269	2,237
Savings	84	105	130	121	127
Time	20,198	24,026	28,183	32,064	36,053

Total deposit interest expense	23,893	28,774	33,552	37,297	41,754
Federal funds purchased, repurchase agreements and other short-term borrowings	1,038	1,081	613	595	553
Federal Home Loan Bank advances	977	1,045	1,300	1,203	1,074
Long-term debt	2,662	2,652	2,712	2,760	2,769

Total interest expense	28,570	33,552	38,177	41,855	46,150

Net interest revenue	60,786	63,328	62,424	60,419	56,924
Provision for loan losses	75,000	90,000	95,000	60,000	65,000

Net interest revenue after provision for loan losses	(14,214)	(26,672)	(32,576)	419	(8,076)

Fee revenue:
Service charges and fees	7,447	8,257	8,138	7,557	7,034
Mortgage loan and other related fees	1,479	1,651	1,832	2,825	2,651
Brokerage fees	567	443	456	497	689
Securities gains (losses), net	61	2,015	1,149	(711)	303
Gain from acquisition	—	—	—	11,390	—
Other	2,112	2,081	1,814	1,137	1,146

Total fee revenue	11,666	14,447	13,389	22,695	11,823

Total revenue	(2,548)	(12,225)	(19,187)	23,114	3,747

Operating expenses:
Salaries and employee benefits	24,360	24,061	23,889	26,305	27,313
Communications and equipment	3,273	3,819	3,640	3,571	3,646
Occupancy	3,814	4,003	4,063	3,818	3,769
Advertising and public relations	1,043	958	823	1,125	1,044
Postage, printing and supplies	1,225	1,307	1,270	1,288	1,175
Professional fees	1,943	2,646	2,358	3,195	3,281
Foreclosed preoperty	10,813	14,391	7,918	5,737	4,319
FDIC assessments and other regulatory charges	3,626	3,711	2,801	6,810	2,682
Amortization of intangibles	802	813	813	739	739
Other	3,921	4,417	3,851	1,122	3,820
Goodwill impairment	—	—	25,000	—	70,000
Severance costs	—	—	—	—	2,898

Total operating expenses	54,820	60,126	76,426	53,710	124,686

Loss from continuing operations before income taxes	(57,368)	(72,351)	(95,613)	(30,596)	(120,939)
Income tax benefit	(22,910)	(32,288)	(26,832)	(14,529)	(17,010)

Net loss from continuing operations	(34,458)	(40,063)	(68,781)	(16,067)	(103,929)
(Loss) income from discontinued operations, net of income taxes	(101)	228	63	66	156
Gain from sale of subsidiary, net of income taxes and selling costs	1,266	—	—	—	—

Net loss	(33,293)	(39,835)	(68,718)	(16,001)	(103,773)
Preferred stock dividends and discount accretion	2,572	2,567	2,562	2,559	2,554

Net loss available to common shareholders	$(35,865)	$(42,402)	$(71,280)	$(18,560)	$(106,327)

Loss from continuing operations per common share — Basic / Diluted	$(.39)	$(.45)	$(1.43)	$(.38)	$(2.20)
Loss per common share — Basic / Diluted	(.38)	(.45)	(1.43)	(.38)	(2.20)
Weighted average common shares outstanding — Basic / Diluted	94,390	94,219	49,771	48,794	48,324

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet

	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2010	2009	2009
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and due from banks	$105,613	$126,265	$103,707
Interest-bearing deposits in banks	99,893	120,382	5,792
Federal funds sold, commercial paper and short-term investments	183,049	129,720	24,983

Cash and cash equivalents	388,555	376,367	134,482

Securities available for sale	1,526,589	1,530,047	1,719,033
Mortgage loans held for sale	21,998	30,226	43,161
Loans, net of unearned income (including $72,889 held for sale at March 31, 2010)	4,992,045	5,151,476	5,632,705
Less allowance for loan losses	173,934	155,602	143,990

Loans, net	4,818,111	4,995,874	5,488,715

Assets covered by loss sharing agreements with the FDIC	169,287	185,938	—
Premises and equipment, net	181,217	182,038	178,980
Accrued interest receivable	30,492	33,867	45,514
Goodwill and other intangible assets	224,394	225,196	251,060
Foreclosed property	136,275	120,770	75,383
Other assets	340,100	319,591	235,335

Total assets	$7,837,018	$7,999,914	$8,171,663

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$740,727	$707,826	$665,447
NOW	1,344,973	1,335,790	1,284,791
Money market	729,283	713,901	500,261
Savings	186,699	177,427	177,001
Time:
Less than $100,000	1,643,059	1,746,511	1,911,627
Greater than $100,000	1,132,034	1,187,499	1,350,190
Brokered	710,813	758,880	727,171

Total deposits	6,487,588	6,627,834	6,616,488

Federal funds purchased, repurchase agreements, and other short-term borrowings	102,480	101,389	158,690
Federal Home Loan Bank advances	114,303	114,501	260,125
Long-term debt	150,086	150,066	151,006
Accrued expenses and other liabilities	56,666	43,803	96,501

Total liabilities	6,911,123	7,037,593	7,282,810

Shareholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series A; $10 stated value; 21,700, 21,700 and 25,800 shares issued and outstanding	217	217	258
Series B; $1,000 stated value; 180,000 shares issued and outstanding	174,727	174,408	173,480
Common stock, $1 par value; 100,000,000 shares authorized; 94,175,857, 94,045,603 and 48,809,301 shares issued	94,176	94,046	48,809
Common stock issuable; 262,002, 221,906 and 161,807 shares	4,127	3,597	3,270
Capital surplus	622,803	622,034	452,277
Retained earnings (accumulated deficit)	(15,481)	20,384	158,201
Treasury stock; 322,603 shares, at cost	—	—	(5,992)
Accumulated other comprehensive income	45,326	47,635	58,550

Total shareholders’ equity	925,895	962,321	888,853

Total liabilities and shareholders’ equity	$7,837,018	$7,999,914	$8,171,663

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2010			2009
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,172,847	$72,219	5.66%	$5,675,054	$81,749	5.84%
Taxable securities (3)	1,487,646	15,892	4.27	1,682,603	20,433	4.86
Tax-exempt securities (1)(3)	30,050	509	6.78	30,051	522	6.95
Federal funds sold and other interest-earning assets	394,348	1,229	1.25	142,522	858	2.41

Total interest-earning assets	7,084,891	89,849	5.13	7,530,230	103,562	5.56

Non-interest-earning assets:
Allowance for loan losses	(187,288)			(128,798)
Cash and due from banks	104,545			104,411
Premises and equipment	181,927			179,495
Other assets (3)	762,228			686,943

Total assets	$7,946,303			$8,372,281

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,361,696	$1,854	.55	$1,358,149	$3,337	1.00
Money market	723,470	1,757	.98	477,325	2,237	1.90
Savings	180,448	84	.19	172,708	127	.30
Time less than $100,000	1,692,652	8,891	2.13	1,942,897	17,217	3.59
Time greater than $100,000	1,155,776	6,770	2.38	1,393,188	12,825	3.73
Brokered	736,999	4,537	2.50	786,171	6,011	3.10

Total interest-bearing deposits	5,851,041	23,893	1.66	6,130,438	41,754	2.76

Federal funds purchased and other borrowings	102,058	1,038	4.12	150,517	553	1.49
Federal Home Loan Bank advances	114,388	977	3.46	204,941	1,074	2.13
Long-term debt	150,078	2,662	7.19	150,997	2,769	7.44

Total borrowed funds	366,524	4,677	5.18	506,455	4,396	3.52

Total interest-bearing liabilities	6,217,565	28,570	1.86	6,636,893	46,150	2.82

Non-interest-bearing liabilities:
Non-interest-bearing deposits	718,975			650,093
Other liabilities	64,337			117,790

Total liabilities	7,000,877			7,404,776
Shareholders’ equity	945,426			967,505

Total liabilities and shareholders’ equity	$7,946,303			$8,372,281

Net interest revenue		$61,279			$57,412

Net interest-rate spread			3.27%			2.74%

Net interest margin (4)			3.49%			3.08%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued.

(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $43.2 million and $10.6 million in 2010 and 2009, respectively, are included in other assets for purposes of this presentation.

(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.